Exhibit (q)(1)

POWER OF ATTORNEY

We, the undersigned Trustees of Transamerica Funds, Transamerica Series Trust and Transamerica Asset Allocation Variable Funds (collectively, the “Funds”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint MARIJN P. SMIT, TIMOTHY J. BRESNAHAN and RHONDA A. MILLS, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N-lA, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission and the Commodity Futures Trading Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause lo be done by virtue hereof. This power of attorney is effective for all documents filed on or after March 6, 2019.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit	Date: March 6, 2019
Marijn P. Smit, Trustee

/s/ Sandra N. Bane	Date: March 6, 2019
Sandra N. Bane, Trustee

/s/ Leo J. Hill	Date: March 6, 2019
Leo J. Hill, Trustee

/s/ David W. Jennings	Date: March 6, 2019
David W. Jennings, Trustee

/s/ Fredric A. Nelson III	Date: March 6, 2019
Fredric A. Nelson III, Trustee

/s/ John E. Pelletier	Date: March 6, 2019
John E. Pelletier, Trustee

/s/ Patricia L. Sawyer	Date: March 6, 2019
Patricia L. Sawyer, Trustee

/s/ John W. Waechter	Date: March 6, 2019
John W. Waechter, Trustee

/s/ Alan F. Warrick	Date: March 6, 2019
Alan F. Warrick, Trustee